SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	FORM 8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the
	Securities and Exchange Act of 1934



	Date of Report (Date of earliest event reported) October 1, 1996
                                       									  ---------------


                        STRYKER CORPORATION
		-----------------------------------------------------
	(Exact name of registrant as specified in its charter)

	Commission file number 0-9165
 					                 -------
         Michigan              	                               38-1239739
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(State or other jurisdiction of                            (I.R.S. Employer
  incorporation)                                         Identification No.)

P.O. Box 4085, Kalamazoo, Michigan     				                    49003-4085
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  616/385-2600
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	(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS

On October 1, 1996, Stryker Corporation issued a press release reporting the United States Court of Appeals' affirmation of the Federal District Court's 1995 decision in a patent suit brought by Stryker Corporation and its wholly owned subsidiary, Osteonics Corp., against Intermedics Orthopedics, Inc. and its distributor. A copy of such press release is attached hereto as Exhibit
(99) and incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

(99) Press release issued by Stryker Corporation on October 1, 1996.

                  	SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                       STRYKER CORPORATION
                                      	-------------------
                                          (Registrant)

October 1, 1996                        /s/ DAVID J. SIMPSON
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                                       David J. Simpson, Vice President,
                                          Chief Financial Officer and
                                          Secretary

                                                          EXHIBIT (99)

NUMBER:		96-10

RELEASE:		Immediate -- October 1, 1996

CONTACT:		David J. Simpson, Vice President, Chief Financial Officer
and Secretary



	STRYKER CORPORATION v. INTERMEDICS ORTHOPEDICS, INC.

Kalamazoo, Michigan -- John W. Brown, Chairman, President and Chief Executive Officer of Stryker Corporation, announced today that the United States Court of Appeals for the Federal Circuit has affirmed the 1995 decision of the Federal District Court for the Eastern District of New York awarding Stryker $72.7 million in damages, attorney fees and interest from Intermedics Orthopedics, Inc. and its distributor for infringement of Stryker's U.S. patent on its OmniFlex Hip System. Intermedics is a subsidiary of Sulzer AG, Winterthur, Switzerland. Stryker is being represented in this case by John A. Diaz of the New York firm of Morgan & Finnegan, L.L.P. Stryker Corporation develops, manufactures and markets specialty surgical and medical products, including orthopaedic implants, powered surgical instruments, endoscopic systems and patient care and handling equipment for the global market and provides outpatient physical therapy services in the United States. Its shares are traded on The Nasdaq Stock Market under the symbol STRY.